Exhibit 10.18

AMENDMENT NO. 2
TO THE
2014 STOCK INCENTIVE PLAN FOR KEY EMPLOYEES OF NAUTILUS PARENT, INC. AND ITS SUBSIDIARIES

THIS AMENDMENT is made as of the 5th day of June, 2017, by Nautilus Parent, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the 2014 Stock Incentive Plan for Key Employees of Nautilus Parent, Inc. and its Subsidiaries, as amended (the “Plan”);

WHEREAS, pursuant to Section 10(b) of the Plan, the Board of Directors of the Company (the “Board”) has, subject to the approval of the stockholders of the Company (the “Stockholders”), the authority to increase the number of shares available for issuance under the Plan;

WHEREAS, the Board has, subject to approval of the Stockholders, (a) increased the number of shares available for issuance under the Plan from 19,407,000 to 21,607,000, and (b) approved the execution of this Amendment by the officers of the Company;

WHEREAS, the Stockholders have approved (a) the increase in the number of shares available for issuance under the Plan from 19,407,000 to 21,607,000, and (b) the execution of this Amendment by the officers of the Company;

NOW, THEREFORE, effective as of June 5, 2017, the Plan is hereby amended as follows:

The first sentence of Section 6(a) of the Plan is deleted and the following substituted therefor:

“The number of Shares available for Grants under this Plan is 21,607,000, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized agent as of the date and year first written above.

NAUTILUS PARENT, INC.

By:	/s/ L. Reade Fahs
Name: L. Reade Fahs
Title: Chief Executive Officer